Cision Reports Full Second Quarter 2017 Results; Updates Full Year 2017 Outlook

CHICAGO, Aug. 9, 2017 /PRNewswire/ -- Cision Ltd. (NYSE: CISN), a leading global provider of software and services to public relations and marketing communications professionals, today reported results for the second quarter ended June 30, 2017.

Highlights of the quarter include:

  Revenue increased 73% to $157.1 million;
  Operating income for the second quarter ended June 30, 2017 was $10.4 million, a $24.2 million improvement versus the prior fiscal year's second quarter operating loss of $13.8 million;
  Adjusted EBITDA increased 89% to $58.5 million; and
  Adjusted pro forma net income per diluted share increased by 250% to $0.14.

"We are pleased to have delivered another solid quarter, our first as a public company – with improved organic revenue growth and continued margin expansion," said Kevin Akeroyd, Cision's Chief Executive Officer. "Over the coming quarters, we will keep our operational focus on delivering best-in-class products and services to our customers, executing on our remaining synergies, and driving toward meeting our 2017 goals and objectives."

Financial Results

  Revenue for the second quarter ended June 30, 2017 was $157.1 million, a 73% increase over the prior fiscal year's second quarter revenue of $90.8 million;
  Net loss for the second quarter ended June 30, 2017 was $19.1 million, a $1.9 million improvement versus the prior fiscal year's second quarter net loss of $21.0 million;
  Fully-diluted pro forma net loss per share for the second quarter ended June 30, 2017 was $0.23, a $0.03 per share improvement versus the prior fiscal year's second quarter fully-diluted pro forma net loss per share of $0.26;
  Net cash provided by operating activities was $18.1 million for the six months ended June 30, 2017, a $36.5 million improvement versus the net cash used in operating activities of $18.4 million for the six months ended June 30, 2016;
  Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the second quarter ended June 30, 2017 was $44.6 million, a $29.6 million improvement versus the prior fiscal year's second quarter EBITDA of $15.0 million;
  Adjusted EBITDA for the second quarter ended June 30, 2017 was $58.5 million, a $27.5 million improvement versus the prior fiscal year's second quarter Adjusted EBITDA of $31.0 million;
  Adjusted net income for the second quarter ended June 30, 2017 was $11.6 million, an $8.0 million improvement versus the prior fiscal year's second quarter Adjusted net income of $3.6 million;
  Adjusted pro forma net income per share for the second quarter ended June 30, 2017 was $0.14, a $0.10 per share improvement versus the prior fiscal year's second quarter Adjusted pro forma net income per share of $0.04;
  Adjusted net cash provided by operating activities was $38.7 million for the six months ended June 30, 2017, a $14.7 million improvement versus the prior fiscal year's six months ended June 30, 2016 adjusted net cash provided by operating activities of $24.0 million.

Business Statistics and Operational Highlights

  Cision/PRN US cross-sell bookings of $2.1 million (annual contract value) during the second quarter, bringing the total cross-sell bookings within the US to $9.3 million since the completion of the acquisition of PR Newswire;
  Cision/Bulletin US cross-sell bookings of $0.8 million (annual contract value) during the second quarter, bringing the total cross-sell bookings within the US to $0.8 million since the completion of the acquisition of Bulletin Intelligence;
  Significantly enhanced our industry leading Cision Communications Cloud™ platform, with releases that expanded social media monitoring capabilities, improved management and measurement of multi-channel PR campaigns, and integrated analytical tools such as Google Analytics and Adobe;
  The average number of subscription customers was approximately 36,100 during the second fiscal quarter ended June 30, 2017;
  The average annualized revenue per subscription customer was approximately $10,300 during the second fiscal quarter ended June 30, 2017;
  During the second fiscal quarter ended June 30, 2017, approximately 33,200 customers purchased services from us on a transaction basis;
  The average revenue per customer that purchased services from us on a transaction basis was $1,560 during the second fiscal quarter ended June 30, 2017;
  Americas revenues were $119.7 million for the second fiscal quarter ended June 30, 2017, an 87% increase over the prior fiscal year's second quarter Americas revenues of $64.0 million;
  EMEA revenues were $31.3 million for the second fiscal quarter ended June 30, 2017, a 20% increase over the prior fiscal year's second quarter EMEA revenues of $26.0 million; and
  APAC revenues were $6.1 million for the second fiscal quarter ended June 30, 2017, a 663% increase over the prior fiscal year's second quarter APAC revenues of $0.8 million.

Fiscal Year 2017 Outlook
Our updated outlook for the full fiscal year ending December 31, 2017 appears below:

  Revenue of between $636 million and $640 million;
  Including the acquisition of Bulletin Intelligence and the divestiture of Vintage, as if both occurred on January 1, 2017, revenue of between $639 million and $643 million;
  Adjusted EBITDA of between $224 million and $226 million;
  Including the acquisition of Bulletin Intelligence and the divestiture of Vintage, as if they both occurred on January 1, 2017, Adjusted EBITDA of between $226 million and $228 million;
  Adjusted net income of between $60 million and $62 million; and
  Adjusted pro forma net income per share per of between $0.59 and $0.61.

Additionally, for the full fiscal year ending December 31, 2017, Cision expects:

  Depreciation expense of between $24 million and $26 million;
  Net interest expense, exclusive of debt extinguishment costs, of between $116 million and $118 million;
  Cash interest expense of between $103 million and $105 million, with second half 2017 cash interest expense of between $40 million and $42 million;
  Amortization expense of between $114 million and $116 million, with $24 million to $26 million of this amortization expense within cost of revenue and the remainder in general and administrative costs;
  Stock-based compensation expense of between $4 million and $5 million;
  Capital expenditures, inclusive of capitalized software development, of between $26 million and $28 million; and
  Adjusted net cash provided by operating activities of between $98 million and $102 million.

The above outlook assumes the following exchange rates with respect to the British Pound, the Euro and the Canadian Dollar for the remainder of the fiscal year 2017:

GBP to USD	1.31
EUR to USD	1.18
CAD to USD	0.79

Additionally, our outlook for the fiscal year 2017 excludes any additional acquisitions, divestitures, or other unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, Cision will hold a conference call to discuss its second quarter 2017 results on August 9, 2017 at 5:00pm EDT. The conference call will be simultaneously webcast on the Investor Relations section of the company's website: http://investors.cision.com

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on US generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, and Adjusted net cash provided by operating activities, are provided within the schedules attached to this release. We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews include Adjusted EBITDA, Adjusted net income, Adjusted net income per share, and Adjusted net cash provided by operating activities. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. This communication also includes certain forward-looking non-GAAP financial measures. Cision is unable to present a reconciliation of this forward-looking non-GAAP financial information because management cannot reliably predict all of the necessary components of such measures. Accordingly, investors are cautioned not to place undue reliance on this information.

Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to Cision, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as an analytical tool. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP.

Forward-Looking Statements
This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as "anticipate," "intend," "plan," "goal," "seek," "aim," "strive," "believe," "see," "project," "predict," "estimate," "expect," "continue," "strategy," "future," "likely," "may," "might," "should," "will," "would," "target," similar expressions, and variations or negatives of these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption "Risk Factors" in our most recent proxy on Form S-4, along with our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this communication is based only on information currently available to us and speaks only as of the date of this report. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings at www.sec.gov or www.Cision.com.

About Cision
Cision Ltd. is a leading global provider of software and services to public relations and marketing communications professionals. Cision's software allows users to identify key influencers, craft and distribute strategic content, and measure meaningful impact. Cision has over 3,000 employees with offices in 15 countries throughout the Americas, EMEA, and APAC. For more information about its award-winning products and services, including the Cision Communications Cloud™ visit www.cision.com and follow Cision on Twitter @Cision.

Cision Ltd. and its Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except per share and share amounts)
(Unaudited)
	June 30,	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$ 337,659	$ 35,135
Restricted cash	20	627
Accounts receivable, net	100,139	87,605
Prepaid expenses and other current assets	20,253	16,225
Total current assets	458,071	139,592
Property and equipment, net	55,400	47,947
Other intangible assets, net	497,778	511,210
Goodwill	1,103,558	1,079,518
Other assets	9,401	8,801
Total assets	$ 2,124,208	$ 1,787,068
Liabilities, Mandatorily Redeemable Equity and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$ 11,358	$ 11,171
Due to Cision Owner, Convertible Preferred Equity	-	443,102
Accounts payable	14,622	8,723
Accrued compensation and benefits	19,989	26,109
Other accrued expenses	66,086	54,862
Current portion of deferred revenue	129,711	119,600
Total current liabilities	241,766	663,567
Long-term debt, net of current portion	1,415,265	1,383,877
Deferred revenue, net of current portion	1,428	961
Deferred tax liability	67,758	83,209
Other liabilities	19,129	14,507
Total liabilities	1,745,346	2,146,121

Series A-1 and Series C-2 mandatorily redeemable stockholders' equity, 5,498,688 shares authorized, issued and outstanding at December 31, 2016
	-	701

Stockholders' equity (deficit):
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; no shares issued at June 30, 2017 and December 31, 2016
	-	-
Common stock, $0.0001 par value, 480,000,000 shares authorized; 120,512,402 and 28,369,644 issued and outstanding at June 30, 2017 and December 31, 2016, respectively
	12	3
Additional paid-in capital	769,602	11,448
Accumulated other comprehensive loss	(51,308)	(73,902)
Accumulated deficit	(339,444)	(297,303)
Total stockholders' equity (deficit)	378,862	(359,754)
Total liabilities, mandatorily redeemable equity and stockholders' equity (deficit)	$ 2,124,208	$ 1,787,068

Cision Ltd. and its Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share and share amounts)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Revenue	$ 157,131	$ 90,826	$ 302,949	$ 168,530
Cost of revenue	49,218	32,120	94,284	60,657
Gross profit	107,913	58,706	208,665	107,873
Operating costs and expenses
Sales and marketing	28,010	18,702	55,300	35,238
Research and development	5,566	3,762	11,018	7,298
General and administrative	41,460	35,977	81,692	54,321
Amortization of intangible assets	22,466	14,046	43,477	25,601
Total operating costs and expenses	97,502	72,487	191,487	122,458
Operating income (loss)	10,411	(13,781)	17,178	(14,585)
Non operating income (losses)
Foreign exchange gains (losses)	(686)	3,552	(2,634)	5,649
Interest and other income, net	224	235	2,273	268
Interest expense	(36,328)	(20,438)	(73,243)	(35,820)
Loss on extinguishment of debt	-	(23,591)	-	(23,591)
Total non operating loss	(36,790)	(40,242)	(73,604)	(53,494)
Loss before income taxes	(26,379)	(54,023)	(56,426)	(68,079)
Benefit from income taxes	(7,231)	(33,057)	(14,285)	(32,967)
Net loss	$ (19,148)	$ (20,966)	$ (42,141)	$ (35,112)

Other comprehensive income (loss) - foreign currency translation adjustments	16,700	(22,095)	22,594	(32,054)
Comprehensive loss	$ (2,448)	$ (43,061)	$ (19,547)	$ (67,166)

Note: Earnings per share figures below are pro forma for the merger with Capitol Acquisition Corp III (4) (6)
Net loss per share:
Basic	$ (0.23)	$ (0.26)	$ (0.51)	$ (0.43)
Diluted	$ (0.23)	$ (0.26)	$ (0.51)	$ (0.43)
Weighted average shares outstanding used in computing per share amounts:
Basic	82,920,632	82,075,873	82,500,586	82,075,873
Diluted	82,920,632	82,075,873	82,500,586	82,075,873

Cision Ltd. and its Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six months ended June 30,
	2017	2016

Cash flows from operating activities
Net loss	$ (42,141)	$ (35,112)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	67,290	47,041
Noncash interest charges and amortization of debt discount and deferred financing costs	10,285	26,086
Noncash yield on Convertible Preferred Equity Certificates	2,292	1,302
Payment of original issuance discount upon debt extinguishment	-	(19,411)
Equity-based compensation expense	1,926	2,616
Provision for doubtful accounts	1,125	1,331
Deferred income taxes	(15,451)	(37,765)
Unrealized currency translation (gains) losses	2,394	(5,634)
Gain on sale of business	(1,785)	-
Other	(168)	(22)
Changes in operating assets and liabilities, net of effect of acquisitions and disposals:
Accounts receivable	4,104	5,732
Prepaid expenses and other current assets	(766)	(871)
Other assets	170	(79)
Accounts payable	(1,437)	729
Accrued compensation and benefits	(10,764)	(1,373)
Other accrued expenses	(2,144)	3,388
Deferred revenue	2,962	(6,603)
Other liabilities	216	210
Net cash provided by (used in) operating activities	18,108	(18,435)
Cash flows from investing activities
Purchases of property and equipment	(5,273)	(1,182)
Software development costs	(7,408)	(5,835)
Acquisitions of businesses, net of cash acquired of $12, 355 and $9,071	(54,992)	(805,214)
Proceeds from disposal of business	23,675	3
Change in restricted cash	607	(19)
Net cash used in investing activities	(43,391)	(812,247)
Cash flows from financing activities
Proceeds from revolving credit facility	-	33,475
Payment of amounts due (to) from Cision Owner	(1,940)	135,944
Proceeds from term loan facility, net of debt discount of $1,108 and $105,930	28,892	1,364,070
Repayments of term loan facility	(5,650)	(700,019)
Payments on capital lease obligations	(114)	(149)
Proceeds from the consummation of the Transactions	305,210	-
Net cash provided by financing activities	326,398	833,321
Effect of exchange rate changes on cash and cash equivalents	1,409	(469)
Increase in cash and cash equivalents	302,524	2,170
Cash and cash equivalents
Beginning of period	35,135	30,606
End of period	$ 337,659	$ 32,776

Supplemental non-cash information
Contribution of Convertible Preferred Equity Certificates in connection with Transactions	$ 450,455	$ -
Issuance of Convertible Preferred Equity Certificates in connection with acquisition	-	40,000

Cision Ltd. and its Subsidiaries
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net income (loss)	$ (19,148)	$ (20,966)	$ (42,141)	$ (35,112)
Depreciation and amortization	34,698	25,018	67,290	47,041
Interest expense and loss on extinguishment of debt	36,328	44,029	73,243	59,411
Provision (benefit) from income taxes	(7,231)	(33,057)	(14,285)	(32,967)
EBITDA (1) (6)	$ 44,647	$ 15,024	$ 84,107	$ 38,373
Acquisition related costs and expenses	12,048	17,927	20,287	22,691
Stock-based compensation	933	1,303	1,926	2,616
Deferred revenue reduction from purchase accounting	105	-	105	-
Gain on sale of business	-	-	(1,785)	-
Sponsor fees and expenses	144	198	284	326
Unrealized translation loss (gain)	619	(3,484)	2,394	(5,634)
Adjusted EBITDA (2) (6)	$ 58,496	$ 30,968	$ 107,318	$ 58,372

Cision Ltd. and its Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income and Adjusted Pro Forma Net Income per Diluted Share
(in thousands, except per share and share amounts)
(Unaudited)
	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net income (loss)	$ (19,148)	$ (20,966)	$ (42,141)	$ (35,112)
Provision (benefit) from income taxes	(7,231)	(33,057)	(14,285)	(32,967)
Acquisition related costs and expenses	12,048	17,927	20,287	22,691
Gain on sale of business	-	-	(1,785)	-
Stock-based compensation expense	933	1,303	1,926	2,616
Deferred revenue reduction from purchase accounting	105	-	105	-
Amortization related to acquired intangible assets	28,717	19,277	55,376	35,584
Debt refinancing, CPEC interest and debt extinguishment costs	1,065	24,242	3,979	24,893
Sponsor fees and expenses	144	198	284	326
Unrealized translation loss (gain)	619	(3,484)	2,394	(5,634)
Adjusted Income (loss) before income taxes	$ 17,252	$ 5,440	$ 26,140	$ 12,397
Less: Income tax at 33% rate	(5,693)	(1,795)	(8,626)	(4,091)
Adjusted net income (3) (6)	$ 11,559	$ 3,645	$ 17,514	$ 8,306
Pro forma fully-diluted weighted average shares outstanding (4) (6)	82,921	82,076	82,501	82,076
Adjusted Pro forma Net income per diluted share (4) (6)	$ 0.14	$ 0.04	$ 0.21	$ 0.10

Cision Ltd. and its Subsidiaries
Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted Net Cash
Provided by (Used in) Operating Activities
(in thousands)
(Unaudited)

	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Net cash provided by (used in) operating activities	$ 18,108	$ (18,435)
Payment of original issuance discount upon debt extinguishment	-	19,411
Acquisition related costs and expenses	20,572	23,016
Adjusted net cash provided by operating activities (5) (6)	$ 38,680	$ 23,992

(1) Cision defines EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense and loss on extinguishment of debt, plus provision for (or minus benefit from) income taxes.

(2) Cision defines Adjusted EBITDA as net income (loss), plus depreciation and amortization expense, plus interest expense and loss on extinguishment of debt, plus provision for (or minus benefit from) income taxes, further adjusted for the following items: acquisition related costs and expenses, stock-based compensation, deferred revenue reduction from purchase accounting, (gains) losses related to divested businesses or assets, sponsor fees and expenses, and unrealized translation losses (gains). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3) Cision defines Adjusted net income as net income (loss) plus provision for (or minus benefit from) income taxes, further adjusted for acquisition related costs and expenses, (gains) losses related to divested businesses or assets, stock-based compensation, deferred revenue reduction from purchase accounting, amortization related to acquired intangibles, debt refinancing, CPEC interest and debt extinguishment costs, sponsor fees and expenses, and unrealized translation losses (gains), which together, sum to Adjusted net income (loss) before income taxes. Adjusted net income (loss) before income taxes is then taxed at an assumed long term corporate tax rate of 33% to determine Adjusted net income (loss). All of the items included in the reconciliation from net income to Adjusted net income are either non-cash items or are items that we consider to be less useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding the amortization related to acquired intangibles, users can compare operating performance without regard to highly variable amortization expenses related to our acquisitions. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(4) Adjusted pro forma net income per diluted share is defined as Adjusted net income (loss), as defined above, divided by the fully-diluted pro forma weighted average shares outstanding for the period. The fully-diluted pro forma weighted average shares outstanding for the respective period assume that the exchange of shares pursuant to our merger with Capitol Acquisition III had taken effect as of the beginning of such period.

(5) Adjusted net cash provided by (used in) operating activities is defined as net cash provided by (used in) operating activities adjusted for the payment of original issue discount upon debt extinguishment, and acquisition related costs and expenses.

(6) Adjusted net income (loss), Adjusted pro forma net income (loss) per diluted share, EBITDA, Adjusted EBITDA, and Adjusted cash flow provided by (used in) operating activities, are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.

Investor Contact:
Jack Pearlstein
Chief Financial Officer
Jack.Pearlstein@Cision.com

Media Contact:
Nick Bell
Vice President, Marketing Communications and Content
nick.bell@cision.com